Exhibit 99.1

For Immediate Release

ReWalk Robotics Reports First Quarter 2018 Financial Results

— ReWalk shareholders approve $20 million investment agreement with Timwell Corporation Limited —

— Total revenue of $1.6 million during the first quarter of 2018 —

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, May 10, 2018 – ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or “the Company”) today announced its financial results for the three months ended March 31, 2018.

Highlights of and subsequent to the first quarter include:

●	On April 30, 2018, ReWalk shareholders approved a previously announced $20 million investment agreement with Timwell Corporation Limited, a Hong Kong entity, at a price per share of $1.25;

o	First $5 million investment tranche will be released from escrow upon closing

o	ReWalk to receive additional $10 million investment upon establishment of joint venture in China

o	ReWalk to receive additional $5 million upon establishment of manufacturing in China with a focus on reducing costs

o	Ning Cong will be appointed to the Board of Directors upon closing

●	Total revenue for the first quarter of 2018 was $1.6 million compared to $1.5 million in the prior quarter;

●	23 units were placed during the first quarter of 2018;

●	Gross margin increased to 43% during the first quarter of 2018;

●	ReWalk’s Restore clinical study in stroke patients started at Spaulding Rehabilitation Center in Boston, Massachusetts, with patient enrollment expected to be completed by the summer of 2018; and,

●	Additional Board of Directors changes include the appointment of Yohanan Engelhardt and his election as Chairman of the Audit Committee, and the departure of Deborah DiSanzo.

“We look forward to continued momentum in the business as we advance our top priorities for the year: executing on our joint venture to bring our products to market in China, working to expand reimbursement coverage in the U.S. and Germany, and advancing the clinical studies for the Restore soft-suit exoskeleton with a targeted launch in the first half of 2019,” stated Larry Jasinski, Chief Executive Officer of ReWalk.

First Quarter 2018 Financial Results

Total revenue was $1.6 million for the first quarter of 2018, compared to $1.5 million in the fourth quarter of 2017 and $2.5 million during the prior year quarter. 23 ReWalk systems were placed during the first quarter of 2018, compared to 23 ReWalk systems placed in the prior quarter and 37 systems in the prior year period. Fourteen systems were placed in the U.S., seven were placed in our direct markets in Europe, and two were placed in other markets. During the first quarter of 2018, 8 units were purchased for the U.S. Department of Veteran’s Affairs to support their ongoing clinical study.

Gross margin improved to 43% during the first quarter of 2018 compared to 42% in the first quarter of 2017, primarily attributable to sales mix and lower product costs.

Total operating expenses in the first quarter of 2018 were $6.5 million compared to $6.7 million in the prior year period.

Net loss was $6.3 million for the first quarter of 2018 compared to a net loss of $6.4 million in the first quarter of 2017. Non-GAAP net loss for the first quarter was $5.4 million compared with a non-GAAP net loss of $5.3 million in the first quarter of 2017. A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of March 31, 2018, ReWalk had $8.8 million in cash on its balance sheet, excluding $5 million in gross proceeds upon closing of the Timwell Corporation Limited investment.

Conference Call

ReWalk management will host its first quarter 2018 conference call as follows:

Date		Thursday, May 10, 2018
Time		4:30 PM EDT
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 31 53 62
Access code		1175903
Webcast (live, listen-only and archive)		www.rewalk.com under the “Investors” section.

A telephone replay will be available shortly after the completion of the call for two weeks at (855) 859-2056 (U.S.) or (404) 537-3406 (International). The passcode for the replay is 1175903.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

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ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, and to expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management and the previous opinion of ReWalk’s auditors, that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering;  ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; ReWalk’s ability to use effectively the proceeds of offerings of securities; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; ReWalk’s ability to regain compliance with the continued listing requirements of the NASDAQ Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; the risk of substantial dilution resulting from the issuance to Timwell; the significant voting power and de facto voting control Timwell may acquire; the risk that the remaining Timwell issuances will fail to close and the China joint venture will not form; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2018 and 2017, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

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ReWalk Robotics Ltd.
Condensed Consolidated Statements of Operations
In thousands except per share data
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$1,579	$2,499
Cost of revenues	897	1,450

Gross profit	682	1,049

Operating expenses:
Research and development, net	2,151	1,430
Sales and marketing	2,336	3,133
General and administration	2,037	2,141
Total operating expenses	6,524	6,704

Operating loss	(5,842)	(5,655)
Financial expenses, net	485	731
Loss before income taxes	(6,327)	(6,386)
Income taxes	-	14
Net loss	$(6,327)	$(6,400)
Net loss per ordinary share, basic and diluted	$(0.21)	$(0.39)
Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	30,049,293	16,455,257

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(6,327)	$(6,400)
Non-cash share based compensation expense	796	851
Depreciation	113	180
Non-cash financial expenses	-	33
Non-GAAP net loss	$(5,418)	$(5,336)

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ReWalk Robotics Ltd.

Condensed Consolidated Balance Sheets
In thousands

	March 31,	December 31,
	2018	2017
	Unaudited	Audited
Assets

Current assets
Cash & cash equivalents	$8,818	$14,567
Trade receivable, net	1,566	1,103
Prepaid expenses and other current assets	2,018	1,625
Inventory	3,480	3,643
Total current assets	15,882	20,938

Other long-term assets	1,082	1,085
Property and equipment, net	756	840
Total assets	$17,720	$22,863

Liabilities and equity

Current liabilities

Current maturities of long term loan	$6,441	$6,441
Trade payables	2,873	1,811
Other current liabilities	1,483	1,475
Total current liabilities	10,797	9,727

Long term loan	7,796	8,911
Other long-term liabilities	626	518
Shareholders' equity	(1,499)	3,707
Total liabilities and equity	$17,720	$22,863

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ReWalk Robotics Ltd.
Condensed Consolidated Statements of Cash Flows
In thousands
(unaudited)

	Three Months Ended March 31,
	2018	2017

Net cash used in operating activities	$(5,026)	$(6,029)

Net cash used in investing activities	-	(10)

Net cash used in financing activities	(729)	(490)

Decrease in cash, cash equivalents and restricted cash	(5,755)	(6,529)
Cash, cash equivalents, and restricted cash at beginning of period	15,423	24,498

Cash, cash equivalents, and restricted cash at end of period	$9,668	$17,969

ReWalk Robotics Ltd.
Revenue and Units Placed by Region and Product
In thousands except units
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
United States	$1,178	$2,099
Europe	341	400
Asia Pacific	2	-
Latin America	58	-
	$1,579	$2,499

Units Placed:
United States	14	26
Europe	8	11
Latin America	1	-
Total Units Placed	23	37

Revenue:
Personal units revenue	$1,499	$2,423
Rehabilitation units revenue	80	76
Total Revenue	$1,579	$2,499

Units Placed:
Personal units placed	22	36
Rehabilitation units placed	1	1
Total Units Placed	23	37

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